EXHIBIT 99.1

GSI Technology to Participate in AWS OpenSearch

SUNNYVALE, Calif., Aug. 09, 2021 (GLOBE NEWSWIRE) -- GSI Technology, Inc. (Nasdaq: GSIT), a leading provider of high-performance memory solutions for the networking, telecommunications, and military markets, and developer of the Gemini® Associative Processing Unit (APU) for Artificial Intelligence, today announced it is partnering with Amazon Web Services (AWS) OpenSearch Community for its AWS OpenSearch 1.0 launch.

“GSI is proud to participate with AWS in its OpenSearch 1.0 launch,” said Lee-Lean Shu. “GSI Technology has successfully proven that its Gemini APU significantly accelerates vector search performance in such applications as e-commerce, drug discovery, natural language processing (NLP) and visual search with the added benefit of low power. As an AWS OpenSearch Service partner, GSI can expand the APU’s market reach into these applications and raise awareness of the Company’s groundbreaking solution.”

AWS recently released version 1.0 of OpenSearch for users of Elasticsearch and developers building products and services based on Elasticsearch and announced the partners who helped make OpenSearch 1.0 possible. These partners offer software and extensions that support OpenSearch. The solution GSI brings to OpenSearch is its K nearest neighbor (K-NN) plugin, which expands OpenSearch capability to K-NN and Approximate Nearest Neighbor (ANN) implementations. K-NN and ANN capability allow OpenSearch to accelerate searches, add dense-vector support, and multimodal queries to very large, and billion scale databases. The result is a lower cost per query solution with higher performance for the OpenSearch community while supporting large and complex database searches.

“As an AWS partner, GSI has the potential to widen its market reach in our proven application spaces that use this new search framework,” said Shu. “As a result, we anticipate increasing the number of Gemini system beta users in the second half of 2021 via a new SAAS offering and opening up to general customers in 2022.”

The project brings the search engine capabilities of OpenSearch along with visualization, user interface, and other advanced features in an open source methodology, providing a framework that allows contributing partners to offer value added extensions. GSI Technology congratulates AWS and the various contributors for their hard work to date, and particularly the AWS OpenSearch team for bringing us together. We welcome those interested to check the AWS blog at https://aws.amazon.com/blogs/opensource/opensearch-1-0-launches/, follow the project at https://opensearch.org/blog/updates/2021/07/opensearch-general-availability-announcement/, and learn more about GSI Technology APU at https://www.gsitechnology.com/APU.

About GSI Technology

Founded in 1995, GSI Technology, Inc. is a leading provider of semiconductor memory solutions. GSI's resources are focused on bringing new products to market that leverage existing core strengths, including radiation-hardened memory products for extreme environments and Gemini-I, the associative processing unit designed to deliver performance advantages for diverse artificial intelligence applications. GSI Technology is headquartered in Sunnyvale, California, and has sales offices in the Americas, Europe, and Asia. For more information, please visit www.gsitechnology.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding GSI Technology's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to GSI Technology as of the date hereof, and GSI Technology assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. Examples of risks that could affect our current expectations regarding partnership arrangements include: those associated with the rapidly evolving markets for GSI Technology's products and uncertainty regarding the development of these markets; the challenges of rapid growth followed by periods of contraction; intensive competition; and delays or unanticipated costs that may be encountered in the development of new products based on our in-place associative computing technology and the establishment of new markets and customer and partner relationships for the sale of such products. Many of these risks are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 global pandemic. Further information regarding these and other risks relating to GSI Technology's business is contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Contacts:

Investor Relations
Hayden IR
Kim Rogers
385-831-7337
Kim@HaydenIR.com

Media Relations
Finn Partners for GSI Technology
Julie Ortega
510-697-5599
gsi@finnpartners.com

Company
GSI Technology, Inc.
Douglas M. Schirle
Chief Financial Officer
408-331-9802